Exhibit 5

Albany		New York

Atlanta		Philadelphia

Brussels		Sacramento

Denver	1875 Lawrence Street • Suite 200 • Denver, CO	San Diego
80202 Tel: 303.634.4000 • Fax: 303.634.4400
Los Angeles	www.mckennalong.com	San Francisco

Washington, DC

John W. Kellogg (303) 634-4000		EMAIL ADDRESS jkellogg@mckennalong.com

July 10, 2007

Ceragenix Pharmaceuticals, Inc.
1444 Wazee Street, Suite 210
Denver, Colorado  80202

         Re:    Ceragenix Pharmaceuticals, Inc. — Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to Ceragenix Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form SB-2 (the “Registration Statement”) that is being filed by the Company with the Securities and Exchange Commission on behalf of certain securityholders of the Company named therein (the “Selling Securityholders”).  Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, an aggregate of 3,147,874 shares (the “Shares”) of common stock, $0.0001 par value per share (the “Common Stock”) of the Company, issuable upon the conversion or exercise of certain securities described herein.

The opinion hereinafter set forth is given at the request of the Company pursuant to Item 27 of Form SB-2 and Item 601(b)(5) of Regulation S-B.  The only opinion rendered consists of the matter set forth in numbered paragraph (1) below (our “Opinion”), and no other opinion is implied or to be inferred beyond the matters expressly stated.  Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the Certificate of Incorporation, as amended, and Bylaws of the Company, the record of corporate proceedings, the Securities Purchase Agreements, by and between the Company and the Selling Securityholders, dated December 5, 2006 (the

“Purchase Agreements”), and forms of each of the following executed and delivered pursuant to the Purchase Agreements:  (i) 9% Secured Convertible Debenture (the “Debentures”), (ii) Stock Purchase Warrant (the “Warrants”), (iii) Registration Rights Agreement.  In making all of our examinations, we assumed the genuineness of all signatures, the authority of the persons who executed such documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

As to various factual matters that are material to our Opinion, we have relied upon: (i) the factual statements set forth in the Purchase Agreements; and (ii) originals or copies of certificates of various public officials.  We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

We do not herein express any opinion concerning any matter respecting or affected by any laws other than the Delaware General Corporation Law that is now in effect.  The Opinion hereinafter set forth is based upon the Delaware General Corporation Law and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such law or facts that hereafter may come to our attention.

Based upon and subject to the foregoing, we are of the following opinion:

(1)                                  the Shares, when issued pursuant to the terms of the Debentures or upon proper exercise of the Warrants, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” set forth in the prospectus forming a part of the Registration Statement.

Very truly yours,

/s/ McKenna Long & Aldridge LLP
McKENNA LONG & ALDRIDGE LLP